Exhibit 10.1
English Translation
Confidential
March 7, 2011
Bloomgain Investment Limited And CDI CHINA, INC. On Acquisition of 51% Membership Interest of Shanxi Pan Asia Magnesium Co., Ltd.
Stock Transfer Agreement

Table of Contents
Sections	Page

This Stock Transfer Agreement (the “Agreement”) was entered on March 7, 2011 by the following parties:

(1)

Boloomgain Investment Limited, a limited liability company established under the laws of British Virgin Islands. Its registered corporate address is OMC Chambers, P.O. Box 3152, Road Town, Tortola, British Virgin Islands (the “Buyer”);

(2)

CDI CHINA, INC., a limited liability company established under the laws of the State of Florida in the United States. Its registered corporate address is 431 Fairway Drive, Suite 200, Deerfield Beach, FL 33441, U.S.A. (the “Seller”).

The aforementioned parties are collectively called “Parties”. “One Party” refers to either party of the two.

Whereas:

(A)

The Seller owns 51% membership interest of Shanxi Pan Asia Magnesium Co., Ltd. (the “Company”). (The detailed information is presented in Annex I concerning the status of the Company before the signing date of this Agreement).

(B)

Parties agree that, under the terms and conditions of this Agreement, the Seller shall transfer its 51% membership interest (the “Membership Interest”) of the Company to the Buyer. The Chinese shareholder of the Company Shanxi Jinyang Coal & Coke (Group) Co., Ltd. and Runlian Tian have given up the preemption for this membership interest.

(C)

Parties agree to enter this Agreement and determine the provisions that the Buyer shall follow for the acquisition of the Membership Interest, and further agree that the Company shall be changed to a wholly foreign-owned company.

Therefore Parties agree with the Sections as following:

Section 1  Definitions

1.1
Unless otherwise specified in the terms or context of the Agreement, the below terms are defined as follows:

Financials
Refer to the audited financial statements as of December 31, 2007, December 31, 2008, and December 31, 2009; and the unaudited financial statements as of Month__ Day__,2010. The copy of the aforementioned financial statements are attached in Annex II of this Agreement;

Related Parties
Refer to the enterprises or other entities that directly or indirectly control either Party of this Agreement or are under the control of either Party or under the mutual control with either Party of this Agreement. If One Party of this Agreement is an individual, the term refers to the direct relatives of this individual; “Control” means the ownership of 50% above registered capital of enterprises or other entities or the authority to appoint the general manager or other major management positions of enterprises or other entities; “direct relatives” refers to spouse, children, grandchildren, parents, grandparents, brothers and sisters;

Agreement	Refer to this Agreement;
Approval
Refer to any consents, approvals, authorizations, permissions, orders, registration, records, proofs, qualification granted, certificates issued, permits, certification or the approval announcement issued by any public, regulatory or governmental agencies or departments in China;

By-Law	Refer to the By-Law that is signed by the Buyer after the Company changes to a wholly foreign-owned company;
Buyer Warranties	Refer to all warranties, representations, indemnification, and covenants that the Buyer makes under the terms of this Agreement;
Closing	Refer to the closing of the transfer of membership interest contemplated under the terms of this Agreement;
Closing Date
Refer to the third business day after all conditions stipulated in section 4.1 have been satisfied (or the other date that Parties decide in written) and the closing shall occur on the aforementioned date;

Conditions	Refer to the preconditions for closing stipulated in section 4.1;

Confidential Information
Refer to the technologies, analysis data, procedures, program files, manuals, designs, sketches, pictures, proposals, drawings, specifications, reports, research, findings, unpatented inventions and ideas and other information and proprietary technologies that are related to the Company or its business operation and deemed by either Party or any related parties as secret or confidential and provided by either Party or any related parties for the negotiation and execution of this Agreement and related transactions regardless of information nature in technology, engineering, operation, business, accounting, economic or legal;

Date	Refer to the date of calendar year;
Effective Date	Refer to the definition stipulated in section 13.1;
Security Interests
Refer to any mortgages, claims, interest balances, encumbrances, stock options, pledges, security interests, preemptions, acquisition rights, liens, retention of ownership, rights of set-off, counter claims, trust arrangement or similar restraints of other kinds (including the restraints on the use, vote, transfer and obtainment of income or the exercise of other rights as owners);

Approving Authorities
Refer to the Ministry of Commerce or the other authorities designated by the Ministry of Commerce that have the authority to approve the change of the Company into wholly foreign-owned company, this Agreement, and this transaction and issue related approval certificates;

Hongkong	Refer to Hongkong Special Administrative Region;
Significant Adverse Impacts
To the Company, refer to the significant adverse  impacts that separately or collectively exert on the business, financial conditions, real estates or operational results of the Company; but the premise is that the significant adverse impacts shall not include the consequences of the events or circumstances that can be anticipated in the reasonable manner and the loss thereby occurred to the net operating capital of the Company is under RMB 1,000,000.00;

New Business License
Refer to the new Business License of Enterprises as Legal Persons issued to the Company by the Industry and Commerce Bureau and the related verified documents on the particulars of change resulting from this transaction. The new business license shall indicate that the Company has changed to a wholly foreign-owned company, and the registration documents on the particulars of change verified by the Industry and Commerce Bureau as result of this transaction shall be consistent with this Agreement and By-Law;

RMB	Refer to Chinese legal tender RMB;
Industry and Commerce Bureau
Refer to State Administration of Industry and Commerce or the other agencies designated by the State Administration of Industry and Commerce that have authority to register this transfer of membership interest;

Branch Establishment
Refer to the legal entities that directly or indirectly owns majority ownership interest and majority votes that are represented by securities and any other individuals that exercise control in other manners;

Taxes	Refer to the taxes and fees collected in any form by Chinese central and local treasury, tax collection, and customs, including any late fees, fines, or expenses related to this transaction;
Transfer Consideration	Refer to the definition stipulated in section 3.1;
Seller’s Breach of Contract	Refer to the definition stipulated in section 9.3;
Seller’s Warranties	Refer to all warranties, representations, indemnification, and covenants that the Buyer makes under the terms of this Agreement;
U.S. Dollar or US$	Refer to U.S. legal tender U.S. dollar;

1.2
Unless otherwise specified in the terms or context of the Agreement:

1.2.1

The aforementioned contracts, agreements or documents shall refer to the contracts, agreements or documents that may be subject to frequent revision, amendment or replacement;

1.2.2

Any individual referred in this Agreement or other contracts, agreements or documents shall include the successor and the recognized transferee of this individual;

1.2.3

The aforementioned provisions or annexes shall refer to the provisions and annexes of this Agreement.

       Section 2 Transfer of Membership Interest

2.1

In accordance with the terms and conditions of this Agreement, the Buyer agrees to acquire at the transfer price and the Seller agrees to sell and transfer its membership interest at the transfer price. The Seller confirms that none security interest is enacted upon this membership interest.

Section 3 Transfer Consideration and Payment

3.1

Parties agree that, the consideration for the transfer to the Buyer shall be based in U.S. dollars. The Buyer shall pay to the Seller with the U.S. dollars amount equivalent to RMB 20,000,000 based on the cash offer price of RMB against USD released by the People’s Bank of China on the payment date) (the “Transfer Consideration”).

3.2

Within 15 days after the signing date of this Agreement, the Buyer shall deposit the full amount of Transfer Consideration into its account at Citibank Hongkong Branch. Both Parties shall enter the Performance Security (Bank Guarantee) with Citibank Hongkong Branch, and entrust Citibank Hongkong Branch to pay the full amount of the consideration to the Seller within 3 days after the closing date.

Section 4 Preconditions for Closing

4.1

The Closing is subject to the satisfaction of the following preconditions to the extent that the Buyer is satisfied (unless the Buyer waives the preconditions otherwise)

(1)
The Buyer or its representatives have completed the due diligence on the major parts in business, legal, financial and other conditions and the findings have met the satisfaction of the Buyer;

(2)

The Seller has performed the obligations stipulated in section 6;

(3)

During the period between he signing date of the Agreement to the closing date (including the closing date), the Seller’s warrants remain true, accurate and not misleading;

(4)

Until the closing date (including the closing date), there is no event that may have significant adverse impacts on the financial conditions, prospects, assets or obligations of the Company;

(5)

The Company has obtained the consents that ratify this transfer of membership interest, appointment and dismissal of directors, this agreement and the related agreements/contracts;

(6)

All required approvals have been obtained and the form and content of the approvals have met the satisfaction of the Buyer, including but not limited to the written approvals and certificates (the “Approval Certificates”) issued by the approving authorities concerning the following items: (i) this Agreement, By-Law and the transfer of membership interest, and under all circumstances there are neither material changes to the terms and conditions nor additial material terms or conditions; and (ii) the Buyer becomes the sole owner of the Company membership interest acquired through this Agreement;

(7)

All the required third-party consents (including the consent of the banks) related to this transaction have been obtained and these consents are valid;

(8)

The new Business License has been issued, and the content is consistent with this Agreement and By-Law.

4.2

The Seller shall undertake to take greatest efforts to ensure the conditions to be achieved as soon as possible and under no circumstance in later than 60 business days after the signing date. To satisfy the preconditions stipulated in section 4.1, the Seller shall provide the Buyer with all the required documents and evidence.

4.3

In the circumstance when any condition is not satisfied as stipulated in section 4.1 before 60 business days after the signing date or unless otherwise the Buyer waives the condition (as case may be), the Buyer shall have the right to notify the Seller in written the specific date that the closing is deferred to. In the circumstance when any condition is not satisfied as stipulated in section 4.1 when the aforementioned deferral expires or unless otherwise the Buyer waives the condition (as case may be), the Buyer has no obligation to execute the closing and this Agreement shall automatically terminate and become invalid (except section 11 (confidentiality), section 12 (expenses and taxes), section 13 (applicable laws and disputes settlement), and section 14 (take effect and miscellaneous) remaining effective).

Section 5 Closing

5.1

As stipulated in section 4, the closing shall be executed in the place that are agreed by Parties in written on the closing date, and the related items stipulated in section 5.2 have been achieved by then.

5.2

On the closing date, the Seller shall:

5.2.1

Deliver to the Buyer the necessary documents that enable the Buyer to become the sole registered owner of the transferred membership interest. The documents include but not limited to written confirmation from the Industry and Commerce Bureau concerning the issuance of new business license; and

5.2.2

Deliver or execute all other documents or actions that the Buyer reasonably requests for the purpose of the closing of this transaction.

Section 6 Undertakings of the Seller

   The Seller shall undertake and urge the Company to implement the following items:

（1）
Before the closing date, the business of the Company shall be operated in the former usual manners;

（2）
The company shall conduct regular operations;

（3）
As to any potential or existing event that may impact Company operation, the Seller shall notify the Buyer in written.

（4）
As to the legal, accounting or business due diligence conducted by the Buyer on the Company anytime before the closing date, the Seller shall take the best efforts to provide all necessary assistance and/or documents.

6.2

During the period from the signing date to the closing date of this Agreement, the     Seller as the holder of 51% membership interest of the Company shall conduct business in the usual manner. Unless otherwise the Buyer has issued the written consent, the Seller shall not:

（1）
Conduct, allow or facilitate any action or inaction that breaches Seller’s warrantees;

（2）
Establish affiliated branches;

（3）
Sell, relinquish or transfer, agree verbally or in written to sell, relinquish or transfer membership interest, or create or allow to create security interests against the membership interests;

（4）
Create or allow to create any security interests on its properties or assets, or create any security interests related to the aforementioned terms, and if the book value or market value (the higher value of the two prevails) of such properties or assets separately or collectively is more than RMB__________________;

（5）
Except the contracts signed during regular operations, enter any verbal or written, formal or informal new contracts that will create liabilities in any form to the Company for more than RMB__________________;

（6）
Announce, pay, or distribute any stock dividends or other bonus or agree verbally or in written to announce, pay or distribute any stock dividends or other bonus;

（7）
Conduct any business that essentially deviates from the current business;

（8）
Except otherwise for regular operations, conduct or agree in written or verbally to conduct the application for any loans, make payment in advance or application for lines of credits, or incur, create, or assume any liabilities;

（9）

Provide guarantee or indemnification or in other forms for the responsibilities and obligations of any party, and the principal amount for such responsibilities and obligations is more than RMB________ or the annual interest rate is beyond _____%;

（10）
Sell, transfer, lease, relinquish, or dispose in other manner the significant portion of any businesses, properties or assets (or any interests amongst), and the associated book value or market value (referring to the higher one in the two  values) separately or collectively is beyond RMB_________, or enter verbal or written agreement to execute the aforementioned transactions;

（11）
Change or replace the auditor of the company or change the fiscal year end of the company;

（12）
Amend the Sections of By-Law of the company;

（13）
Revise the adopted financial reporting policies or reporting common practice;

（14）
Accept or reconcile, or agree verbally or in written to accept or reconcile any significant claim that the amount is beyond RMB_____ and related to taxation matter;

（15）
File or settle or agree verbally or in written to file or settle any lawsuit, arbitration or other proceeding that has significant impact on the business or the target is more than RMB________;

（16）
Amend or create or agree to amend or create any new employment agreement, employee benefits plan or pension plan so that the compensation for these employees (including salary, bonus, additional benefits such as housing allowance and travel allowance) cost more than RMB____________ per year per person or collectively cost beyond RMB___________;

（17）
Except for regular operations, otherwise amend or terminate any existing contract or take any action that may lead to the same result, or

（18）
Enter or agree to enter any agreement or commitment that may hinder, restrict or delay this transfer or impact the terms of the transfer.

Section 7 Representations and Warranties of the Seller

The following representations and warranties that the Seller makes to the Buyer are true, accurate and not misleading from the signing date to the Closing Date (including Closing Date). The Seller shall inform the Buyer in written in timely manner about any of the circumstances that the Seller is acknowledge about  and has anticipated or can reasonably anticipated before the closing date to have a material breach or fail to conform to any obligation warranted by the Seller.  The Seller hereby undertakes to provide the Buyer before the closing date with all the information and documents related to the Company that has been reasonably requested by the Buyer for the purpose of verifying the accuracy and compliance with all warranties.

7.1.1

Rights and Capabilities

(a)

The Seller has the sufficient authorization to enter this Agreement, exercise the rights under this Agreement, perform the obligations under this Agreement, and all the actions required under this Agreement to perform obligations have been properly taken, and after the Agreement is entered, it immediately become valid, effective, and binding on all Sellers, and Parties are able to exercise this Agreement in accordance with the provisions.

(b)

When the Seller signs, delivers, or executes this Agreement, the Seller does not and will not breach in any way: (i) any laws, regulations, orders or ordinances issued by any governmental authorities, agencies or courts that are applicable to the Seller; (ii) any other agreements or commitments in which the Seller is one party or are binding on any Seller or any assets, and that the signing, delivery or execution of this Agreement does not and will not enforce upon any security interests that are enacted on any assets of the Seller in accordance with other agreements or commitments.

(c)

Except this Agreement that requires approval of the approving authorities before taking effect, the Seller has obtained all the required approvals to validly enter and deliver this Agreement.

(d)

The Company has the right, power, and authorization to conduct the business that has being conducted on the signing date.

7.1.2
Compliance with Laws and Retention of Documents

(a)

The Company is duly established and valid existing under the laws of China and entitled to the full power, authorization, and legal rights to own its assets and conduct business.

(b)

All the corporate and other documents related to the Company that shall be filed or registered with Chinese governmental authorities have been formally filed or registered.

(c)

All laws and regulations that the Company shall be in compliance with in the regions or jurisdictions (including but not limited to the laws about company and properties, real estate, taxation, labors and anti-corruption), and any laws that are not against or do not violate Chinese laws and applicable to the Company.

(d)

The Company has obtained all necessary approvals, permissions, ratifications and other authorizations that allow the Company to own, operate and use its all assets, conduct the current business and distribute and produce the products and services that are distributing. All these approvals, permissions, ratifications and authorizations are fully valid and appropriately conformed and there is no circumstance that may cause any approvals, permissions, ratifications or authorizations to lose effectiveness or be provoked or changed or impact the duration.

(e)

The photocopy of Company By-Law presented to the Buyer is accurate and complete in all aspects and the photocopy of all the required resolutions and agreements have been attached. The Company in all aspects is in compliance with By-Law and none of Company actions, agreements, commitments or rights have not been authorized.

(f)

The Company conducts business in accordance with its By-Law and business license in all aspects.

(g)

The Company has filed or submitted the related legal documents at the requests of Industry and Commerce Bureau and any other agencies.

(h)

The Company conforms to all the regulatory requirements applicable to this transfer in which it was one of participating party before the closing.

(i)

All documents including books, shareholders equity change records, financial reports and all the other records have been maintained in the business common practice and under the full control of the Company. The major transactions related to Company business have been recorded accurately and appropriately.

(j)

Key corporate documents including the board minutes, shareholders minutes, company shareholders list by the closing date have been appropriately maintained and these documents have completely, accurately recorded the information that shall be contained in such documents.

7.1.3
Transfer of Membership Interest

(a)

The membership interest composes of the whole registered capital of the Company and is not restraint by any security interest. There is neither claim against the membership interest nor any events that may cause any claim against the membership interest.

(b)

The Seller is the legal and actual owner of 51% registered capital of the Company. The registered capital of the Company has been paid in the full amount on time in accordance with the requirements of Chinese laws and By-Law. There is not any security interest against the membership interest held by the Seller. There is neither claim against the membership interest nor any events that may cause any claim against the membership interest.

(c)

The information listed in Annex I is true, accurate, and not misleading. The Company does not own any branch establishment, membership interest or shares of any other company.

(d)

In accordance with basic documents of the Company, this transaction to transfer membership interest is in compliance with all applicable Chinese laws.

(e)

There is neither priority or other right to obtain membership interest, nor agreement or commitment or other request that may create or set up priority or security interest, or any right or claim that any company or individual may pursue or claim to have right to obtain any of the aforementioned right or burden.

(f)

The Seller has the full capacity to sell the membership interest without further consent or approval of any third party required.

(g)

The execution of this transaction, will not: (i) cause the Company to lose the assets, permissions, and preferences that the Company is entitled to on the signing date; or (ii) conflict with any agreement or arrangement in which the Company is one party or any laws or administrative orders that are binding on the Company, or cause the breach of contract.

7.1.4
Accuracy of Provided Information

All the information provided by the Seller or its representatives to the Buyer, the consultants of the Buyer or its representatives before and during the negotiations on this Agreement is true, complete, and accurate.

         7.1.5

Financials

(a)

The Company financials are compiled in accordance with Chinese laws and applicable accounting principles and common practice and truly and fairly reflect the operations and loss and gains such as assets and liabilities as of the base day. The financials have fully and truly presented bad debts, doubtful accounts, and liabilities as of the base day and have made necessary preparation to pay for related taxes. The books and notes have fairly reflected Company’s financial conditions in key aspects and operational results as of the indicated date.

(b)

Since the base day, Company business has been conducted as usual to maintain its status as a sustainable enterprise; the financial or trading condition of the Company has no material adverse change; and, the assets and liabilities reflected in the financials are true and have no material change; and, based on the evaluation method adopted by the financials, no material reduction has taken place in the net value of Company tangible assets. Except those reflected in the books, the Company has not announced, paid, or distributed dividends, capital, and bonus since the base day.

(c)

Since the base day, except for the regular business operations, without the consent of the Buyer the Company has not: (i) obtained or disposed or agree to obtain or dispose any major property; and (ii) undertake or incur, or agree to undertake or incur any material obligations or expenses;

(d)

The major portion of assets and fixed movables that the Company uses and serves the business (“assets”) have been fully disclosed in the financials and owned by the Company in legal and in practice, and is free from any security interest. The ownership that the Company has on all assets are in good status and available to sell. All the assets are under the possession and control of the Company and in the disclosure of asset disposal, the asset was not disposed at the price lower than book value. The purchase and use of any assets or the assets per se have not violated any laws, regulations or provisions that have legal force, and all the assets are maintained intact and available to use through design, obtainment, or intended use by the Company.

(e)

Except those disclosed in the financials, there is not any loans, guarantee, security, mortgage, charge, lien, or non-regular responsibilities (in particular, but not limited to the aforementioned items, the Company has not provided or not been represented to provide any loans to the directors or shareholders of the Company), and no directors or other individuals provide any guarantee or security for any properties or other obligations of the Company.

7.1.6

Taxes

(a)

Since the inception of the Company, the Company is in compliance with all the legal requirements concerning the registration, filing or public announcement of taxation matters. The Company has paid or prepared all the tax payables and have not been challenged by taxation authorities for any tax penalties, fines or interests. The Company is not involved in the disputes concerning taxation matters. The Company has not evaded or dodged paying taxes that may be challenged by taxation authorities for legal liabilities.

(b)

The preferential tax treatments are legally and validly granted by the concerned government agencies and the Company will continue to be eligible to these preferential tax treatments according to the relevant policies of these aforementioned agencies.

7.1.7

Immovable Properties

(a)

Immovable properties include the land and house property that the Company owns or possesses as of the signing date of this Agreement, and the immovable properties, interests, rights and ownership of all land or house property or related to any land or house property owned by the Company.

(b)

There is not any third party claim or dispute on the rights and ownership of the property that the Company leases, the lessor is the valid legal owner of the immovable or the lessor has obtained the authorization granted by the owner to enter the lease on behalf of the owner. The immovable lease is in compliance with all applicable laws, regulations and other laws and the lease registration forms have been filed as required by Chinese laws.

(c)

In accordance with any laws and regulations concerning the lease of the immovable, the Company as the lesser does not need to hold or obtain any valid permission. All the leases that the Company has entered are fully valid and binding upon all participating parties.

7.1.8

Intellectual Properties

Intellectual properties refer to the copyrights, patents, trademarks, designs, business names, computer programs, technologies, proprietary technologies, business secrets, ownership, rules or other intellectual properties (“ intellectual properties”) available or unavailable to register that the Company completely and exclusively owns and uses for business operations. The Company has neither used any program that breaches the intellectual properties of third parties, nor taken any of such actions.

7.1.9

Contracts

(a)

Without the Seller being informed, any contract, agreement, arrangement or obligation in which the Company is one of the signing party is invalid or have full cause to terminate and dissolve.

(b)

Any party with which the Company enters contracts, agreements, or arrangements has no material breach of the contract, agreement or arrangement. In the knowledge of the Seller, no such breach exists.

(c)

The Company is not one party of the unusual contracts, agreements, arrangements or commitments, and does not undertake obligations herein, these unusual contracts, agreements, arrangements or commitments include but not limited to: (i) the contracts, agreements, arrangements or commitments that are not entered in regular business; (ii) contracts, agreements, arrangements or commitments that are not entered through the normal and fair transactions; (iii) contracts, agreements, arrangements or commitments that restrict company from the freedom to conduct all or partial businesses or use any asset at its discretion, unless this contract has been disclosed to the Buyer and obtained the consent of the Buyer; (iv) contracts, agreements, arrangements or commitments that the Company is unable to perform on time or able to perform only after expending excessive or unusual amount of capital or efforts; or (v) any agreement that has direct or indirect relationship with the Seller or any Company directors.

7.1.10

Employees

(a)

As to all the Company employees, the Company: (i) has obeyed Chinese laws and local regulations on labors; (ii) has entered labor contracts with employees; (iii) does not have any pending labor disputes; (iv) does not have any payment obligations for payable and due monetary compensation to terminate employment relationship or related expenses similar to compensation or indemnification.

(b)

The Company has paid or subscribed the payment of full amount of endowment insurance, health care insurance, unemployment insurance, work-related injury insurance, public accumulation fund for housing and other social insurances or employee benefits required by laws. Except the employee benefits, social and endowment security, the Company provides no other related benefits or security for the incumbents, retired, and endowment. The Company provides none of employee stock incentive plans or similar plans and proposals involving the treatment of membership interest.

7.1.11

Bankruptcy

The Company is not facing any circumstance of bankruptcy or insolvency.

7.1.12

Lawsuits

During the period from the signing date of this Agreement to the closing date (including the closing date), the Company is not one party of any lawsuits, arbitration, sues, disputes, investigation or any other legal or contractual proceedings and no facts or circumstances exist that may lead to the occurrence of such proceedings. And there is no judgment or court order against the Company that has not been executed or fulfilled.

7.2

The Seller hereby waives any right to potentially file claims against the Company in the event when the Company or Company representatives, directors or employees provide incomplete, inaccurate information, or fail to provide information to the Buyer or the consultants related to this Agreement.

7.3

During anytime by the closing date, the Buyer has been notified or informed in other manner that the Seller has breached the aforementioned Seller’s warranties (“Seller breach”), the Buyer can either choose to continue the closing or, under the preconditions not to harm any other potentially eligible rights or compensations, notify the Seller in written to terminate this Agreement and claim for indemnification, and the Buyer shall neither have responsibility to the Seller due to the termination nor is liable to pay the transfer consideration.

7.4

If the Buyer chooses to continue the closing in accordance with the above section 7.3, the Buyer has the right to deduct the amount in the transfer consideration equivalent to the loss occurred or expenses maintained due to the breach of the Seller. If the Buyer is unable to receive the indemnification at the full amount in the manner by deduction as stipulated in previous clause, the Seller shall compensate the Buyer with actual amount of the loss occurred or expenses maintained due to the breach of the Seller.

7.5

If the Buyer chooses to continue the closing, and after the closing the Seller breach is confirmed to exist, the Seller shall compensate the Buyer with actual amount of the loss occurred or expenses maintained by the Buyer due to the breach of the Seller.

7.6

If this Agreement terminates in accordance with the section 7.3, the Seller shall assume any costs and expenses that occur due to the Seller breach or the Buyer therefore directly undertakes (including but not limited to any costs and expenses that maintained by the Buyer during the preparation of this Agreement and the reasonable legal and accounting expenses or other expenses related to the execution and receipt of such compensation). The further rights and obligations of the parties shall immediately terminate upon the termination of the Agreement, but the rights and obligations that the parties have incurred on the termination date shall not be impacted.

7.7

If this Agreement terminates in accordance with the section 7.3, the parties shall take all necessary appropriate actions to restore the Company to the status before the signing of this Agreement, including but not limited to the withdrawal from Chinese governmental agencies the approval application for this transfer; the condition is that, the Buyer has no obligation to pay the transfer consideration or other amounts.

Section 8  Representations and Warranties of the Buyer

The Buyer has the right to enter this Agreement, exercise its rights and fulfill its obligations under this Agreement. Once the Agreement is signed by authorized representatives of the Buyer, it should become a legal, valid, binding, and enforceable agreement to the Buyer.

The signing, delivery, and execution of this Agreement by the Buyer do not and will not violate any laws or regulations effective in the Buyer’s registered place on the signing date and the closing date.

8.3
The Buyer has obtained all necessary approvals and/or consents to validly sign and deliver this Agreement.

Section 9                      Further Covenants of Parties

In order to close the transaction, both Parties herein mutually undertake to take all the actions and affairs that are necessary or required for the transaction contemplated in the provisions of this Agreement and intention to take effect, and to sign all the contracts and documents that are necessary or required for the transaction contemplated in the Sections of this Agreement and intention to take effect.

Section 10 Breach of Contract

If any representations or warranties made by any party (“Defaulting Party”) are false or wrong, or such representations and warranties are not properly and timely executed, that party shall be deemed to violate the Agreement. Failure of either party to fulfill its undertaking or obligations under this Agreement also constitute a breach of this Agreement, however, in the circumstance when the Seller’s payment for the transaction and any other relevant funds fail to wire into China, to complete currency settlement and/or transfer the funds to the bank account designated by the Seller due to the reasons that are not attributable to the Buyer, the Buyer shall not be deemed to violate this Agreement. Besides fulfilling other obligations under this Agreement, the defaulting party shall indemnify and bear all losses, damages, costs (including but not limited to the reasonable attorney fees) that generated or incurred to the non-delinquent party due to the breach of contract.

Without prejudice to any other terms under section 10, if any party fails to fulfill its any obligation under this Agreement, the other party has the right to request the defaulting party to actually fulfill such obligation in addition to the right to exercise any other rights and remedies stipulated in this Agreement, and both parties shall expressly waive the defense on the sufficiency of indemnifications.

      Under the condition not to harm any terms defined in the section 10, if any Seller is unable to fully transfer the membership interest to the Buyer pursuant to the terms and conditions of this Agreement, the Buyer has the right to unilaterally terminate this Agreement based on such material breach, and request the Seller jointly to compensate the losses, damages and costs (including but not limited to reasonable legal fees) related to the membership interest transfer that occurs to the Buyer before the termination.

      Under the condition not to harm any terms of other sections of this Agreement, after the closing of this Agreement, if the Company is requested by relevant governmental agencies and/or third parties to pay for any loss, damages, undisclosed account payables, penalties (including penalty interests) or expenses (“expenses”) and/or if the Company pays any tax-related late fee, undisclosed tax payables, penalties or fines (“taxes overdue”), the Seller shall assume the payment obligation for such expenses and/or taxes overdue within 7 days after receiving the written notice from the Company, and the Seller shall compensate the Company with the actual amount of expenses and/or taxes overdue.

Section 11 Confidentiality

      The party (the “Receiving Party”) that receives confidential information from the other party shall keep the information confidential, not use such confidential information for any purpose other than for that of this Agreement, and not disclose confidential information to any third party. Despite the aforementioned restrictions, these confidentiality obligations shall not apply in the circumstances:

11.1.1

Not due to the fault of receiving party or its representatives, agents, suppliers or sub-contractors, the information is or becomes part of public knowledge;

11.1.2

The information is legitimately obtained from a third party by the receiving party but the obtainment is not accompanied by confidentiality obligations or usage restrictions; or

11.1.3

      The information has been held by the receiving party in written, and there are no restrictions for use or disclosure, and such information is not obtained from the counter party in anticipation of this Agreement.

11.2

Notwithstanding, the receiving party may disclose confidential information to the employees, directors and professional advisors of the receiving party and the Company, but such disclosure shall limit to the extent which is reasonably necessary to accomplish the purpose of this Agreement. The receiving party shall ensure that such employees, directors and professional advisors are aware of and comply with the confidentiality obligations stipulated in this section. If the disclosure of confidential information is required by law, or by the court of competent jurisdiction or regulatory authorities, the receiving party may disclose confidential information, but the receiving party shall, to the extent allowed by applicable laws and regulations, take all the efforts allowed to keep the information confidential.

11.3

The receiving party shall not duplicate any received confidential information in tangible, written, or electronic manners.

Section 12  Fees and Taxes

12.1
Except as provided otherwise in this Agreement, the Parties shall bear its all expenses during the negotiations and execution related to final agreements including this Agreement (with Annexes) and the acquisition (including but not limited to legal, accounting, finance, consulting, consultancy and other related costs).

12.2
The Buyer shall be responsible to pay for any taxes potentially derived from this transaction.

Section 13  Applicable Law and Settlement of Disputes

12

13

13.1

This Agreement is governed by the laws of China, and shall be construed in accordance with the laws of China.

13.2

The Parties agree to settle any dispute and divergence arisen from or related to the signing of this agreement through consultations. If the dispute is not settled within 30 days after either party sends the notice to request for consultation, this party may submit the dispute to China International Economic and Trade Arbitration Commission for arbitration in Beijing in accordance with the effective Arbitration Rules during the time. If the rules and provisions of this Agreement conflict with the Arbitration Rules, the provisions of this Agreement override the Arbitration Rules. The Parties further agree that the losing party in the arbitration shall bear the costs and expenses (including but not limited to attorney's fees) arisen from arbitration procedure that incurred to the counter party.

13.3

The arbitration tribunal shall consist of three arbitrators, with one appointed by the Buyer, one appointed by the Seller, and the third one appointed jointly by the two arbitrators. The parties hereby agree that any arbitration result shall be final and binding on both parties.

13.4

In accordance with the provisions under section 13, during the process of disputes settlement, the parties shall continue to perform its obligations under this Agreement except the matters concerned in disputes.

Section 14  Take Effect and Miscellaneous

14.1	Take Effect

This Agreement and the Annexes shall take effect on the date (the “Effective Date”) when approving authorities approve this Agreement and By-Law. In order to avoid divergence, Parties confirm that the Agreement is effective since the Effective Date, however, both parties are entitled to the rights and the obligations stipulated in this Agreement since the signing date of this Agreement.

14.2	No Waiver

The failure or delay of a party to exercise any rights, power, or privileges of this Agreement shall not be considered a waiver to the rights, power or privileges. The seclusion or partial execution of any rights, power, or privileges shall not rule out the performance of these rights, power, or privileges in the future.

13.3 ransfer

This Agreement shall be binding on both parties, and shall ensure the interests of Parties. Without the prior written consent of the counter party, neither party has the right to transfer or dispose of its rights or obligations under this Agreement to any third party. Any claimed transfer of this kind is not valid.

14.4 Amendment

This Agreement shall not be changed verbally, but only amended through a written instrument signed by the formally authorized representatives of both parties and approved by Chinese approving authorities.

14.5	Entire Agreement

14.5.1

For matters not covered by this Agreement (if there is any), Parties shall sign supplementary agreements based on negotiations. The supplementary agreements should be attached to this Agreement as Annexes, and have the same force as this Agreement.

14.5.2

This Agreement constitutes the entire agreement concerning the subject matter between the Parties and supersedes all previous demonstrations of discussions, negotiations, intentions or any related understandings. The documents, undertakings, and agreements previously made by the Parties on the subject matter of this Agreement either orally or in written or otherwise, hereby are cancelled and shall not affect any provisions of this Agreement.

14.6	Notices

The notices issued by one party to the counter party in accordance with the Agreement shall be deemed to have been duly given when delivered by hand, prepaid registered mail (airmail required for foreign addresses) or fax to the address or fax number that is stipulated in this Agreement or the other interim address or fax number for the purpose of notice (the notice shall be made to the counter party at least five business days in advance). The notice delivered by hand is deemed to have given upon delivery, and the notice delivered by fax is deemed to have given when the fax is sent out, and the notice delivered by prepaid registered mail is deemed to have given after 48 hours since mailing out (after 72 hours since mailing out if delivered by airmail to a domestic address). The following can be considered the proof for delivery: If delivered by hand and prepaid registered mail, the notice address is correct and has been properly delivered, posting, and (as the case may be), have been properly received; if delivered by fax, a fax confirmation can prove the notice has been duly given:

To Buyer Bloomgain Investment Limited
Address: FLAT A, 12/F, DISCOVERY PARK, T.W., N.T., HK
Fax:0086-755-27346699

To Seller CDI CHINA INC.
Address: 10 Yifen Street
                Maite Moore Business Center Suite 910
                Taiyuan, Shanxi
Fax: 0086-351-5634886

14.7

      Severability

The invalidity of any provision of this Agreement shall in no way affect the enforcement of any other provision, unless the enforcement would lead to significant adverse consequences to the other party’s interest under this Agreement; if such a case, the party whose interest is impaired may make adjustment according to the related provision of this Agreement.

14.8

     Text and Language

This Contract shall have 8 original copies signed in Chinese. Each party holds one original copy. The rest are submitted to the government agencies for the purpose of approval application and filings.

(No Text Under)

IN WITNESS WHEREOF, the Parties signed this Agreement on the date and year indicated on the beginning of this Agreement.

Authorized Signatory /s/ Jackie Zhou Representative Bloomgain Investment Limited	Authorized Signatory /s/ Yuwei Huang Representative CDI CHINA, INC.

Annex I  Company Information

1.	Company Name	：	Pan Asia Magnesium Co., Ltd.
2.	Legal Address	：	Nailin Village South, Jiaocheng County, Shanxi Province
3.	Date of Establishment	：	May 25, 2001
5.	Business Scope	：	Development, production, sales, technical services and import and export business of magnesium, magnesium alloys, relevant products, and equipments
6.	Legal Representative	：	Haixin Zhao
7.	Registered Capital	：	RMB 100million
8.	Shareholders	：
CDI China, Inc. invested RMB 51million, 51% of registered capital
Shanxi Jinyang Coal and Coke Group Co., Ltd.: invested RMB 26.73 million, 26.73% of registered capital
Ruilian Tian, invested RMB 22.27 million, 22.27% of registered capital.

9.	Fiscal Year End	：	December 31
10.	Term of Operation	：	May 25, 2001 to November 20, 2027